UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2024

Serina Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(Address of principal executive offices)

(256) 327-9630

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hiring of Srini Tenjarla as Senior Vice President, CMC & Formulation

On July 18, 2024, Serina Therapeutics, Inc. (the “Company”) announced the hiring of Dr. Srini Tenjarla as Senior Vice President, CMC & Formulation. Dr. Tenjarla will be responsible for implementing and overseeing the CMC & Formulation activities across Serina’s current and future pipeline assets. Dr. Tenjarla joins the Company from Takeda Pharmaceuticals, where he served as Vice President and Head of Drug Product Development and Process Chemistry Development/Outsourcing in Pharmaceutical Sciences. In this role, he oversaw phase-appropriate development from Phase 1 through product validation and pre-approval inspection readiness. Prior to his tenure at Takeda, Dr. Tenjarla held several leadership roles at Shire Pharmaceuticals, culminating in his position as Vice President of Pharmaceutical Sciences. Dr. Tenjarla holds a Ph.D. in Pharmaceutical Sciences from the University of Houston and a Bachelor of Science in Pharmacy from Andhra University. His employment with the Company commenced on July 15, 2024.

Item 8.01 Other Events

On July, 18, 2024, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01, announcing that the Company appointed Dr. Tenjarla as Senior Vice President of CMC & Formulation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated July 18, 2024, issued by Serina Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: July 18, 2024	By:	/s/ Steven Ledger
Interim Chief Executive Officer